Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
20041246574 M
$25.00
SECRETARY OF STATE
07-14-2004 14:43:07

Articles of Amendment

filed pursuant to 7-90-301, et. seq. and 7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 20001054465

1. Entity name:

Signature Leisure, Inc.

(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:

(if applicable)

3. Use of Restricted Words

(If any of these terms are contained in an entity name,	[	] “bank” or “trust” or any derivative thereof
true name of an entity, trade name or trademark stated	[	] “credit union” [ ] “savings and loan”
in this document, mark the applicable selection)	[	] “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached. [X]

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

OR

If the corporation’s period of duration as amended is perpetual, mark this box: [ ]

7. (Optional) Delayed effective date:

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Carnes	Stephen	W.	Mr.

(Last)	(First)	(Middle)	(Suffix)

1111. N. Orlando Ave

(Street name and number or Post Office information)

Winter Park	FL	32789

(City)	(State)	(Postal/Zip Code)

Signature Leisure, Inc.
111 N. Orlando Ave
Winter Park, FL 32789

Article of Amendment to Articles of Incorporation (Profit)

*The amendment was adopted by the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group. The amendment below was adopted by the shareholders.

Amendment to: ARTICLE III – “ The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 510,000,000 of which 10,000,000 shall be shares of preferred stock, $.001 par value per share, and 500,000,000 shall be shares of common stock, $.0001 par value per share”

/s/ Stephen W. Carnes

Stephen W. Carnes	7/12/2004
President/CEO
Signature Leisure, Inc.